                                                                    EXHIBIT 10.2

                              MANAGEMENT AGREEMENT

                  MANAGEMENT AGREEMENT, dated as of August 1, 2000 (the "Agreement"), by and between Harvest Partners, Inc., a New York corporation ("Harvest"), and Global Energy Equipment Group, L.L.C., a Delaware limited liability company (the "Company").


                              W I T N E S S E T H:
                              - - - - - - - - - -

                  WHEREAS, the Company is engaged in the power generation industry and activities related to the foregoing (the "Business"); and

                  WHEREAS, affiliates of Harvest have caused GEEG Acquisition Holdings Corp. ("Holdings") to be formed to invest in the membership interests of the Company; and

                  WHEREAS, Holdings, GEEG Acquisition, L.L.C., a Delaware limited liability company ("Acquisition"), the Company and Saw Mill Investments LLC have entered into a Merger Agreement (the "Merger Agreement"), dated as of July 14, 2000, pursuant to which Acquisition has been merged (the "Merger") with and into the Company, with the Company as the surviving entity;

                  WHEREAS, the Company desires that Harvest cause Holdings to designate representatives with financial and/or management expertise to serve on the Board of Directors of the Company, and Harvest desires to cause Holdings to designate such representatives to serve on the Board of Directors of the Company, and that such representatives render counsel, guidance and directorial assistance to the Company and/or its subsidiaries and affiliates while serving on the Board of Directors of the Company (the "Services"); and

                  WHEREAS, the Company further desires that Harvest provide the Company and/or its subsidiaries and affiliates with financial advisory and strategic planning services (the "Harvest Services").

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, hereto, intending to be legally bound hereby, agree as follows:

                  1. Effective Date. This Agreement shall be effective as of the date first above written (the "Effective Date").

                  2. Services. Harvest hereby agrees to provide Director Services to the Company as follows: Harvest shall cause certain of its employees, directors or designees (the "Harvest Directors") with financial and/or management expertise to serve on the Board of Directors of the Company. The Harvest Directors shall provide guidance, counsel and directorial assistance to the Company in providing such Director Services and shall devote such time and attention as is reasonably necessary to provide the Director Services. Harvest will also provide the Harvest Services to the Company from time to time as requested by the Company. The Harvest Services may be rendered both through the Harvest Directors and directly by Harvest.

                  3. Compensation. (a) Subject to Sections 3(f) and 4 below, as full payment for the Director Services and Harvest Services to be rendered by the Harvest Directors to the Company hereunder, the Company shall pay to Harvest a fee (the "Harvest Fee") equal to the sum of $750,000, (the "Harvest Fee Amount") for each year (such years to begin on each August 2 and ending on each August 1, commencing August 2, 2000 (each, a "Harvest Year"). Except as otherwise provided in Section 3(c) below, the Harvest Fee Amount shall be payable in equal semi-annual installments during each year of this Agreement, in advance, on the first day of each semi-annual period commencing on August 2, 2000.

                  (b) In addition to the payment of the Harvest Fee provided for in Section 3(a) above and in Section 3(c) below, the Company agrees to pay to Harvest, in consideration of Harvest's efforts to direct the relevant entity to, and provide advice and strategic planning to the relevant entity in connection with a Transaction, a fee (the "Transaction Fee") concurrently, with, and as a condition to, the closing of (i) a sale, merger (other than the "Merger"), joint venture formation or other business combination or recapitalization of the Company or one or more of its subsidiaries or affiliates in connection with which direct or indirect control of such entity is assumed by an unaffiliated third party (each, a "Business Combination"), (ii) a sale, lease or conveyance of all or substantially all of the Company's or one or more of its subsidiaries' assets (an "Asset Sale"), (iii) any offering of the Company's or one or more of its subsidiaries' securities (an "Offering"), or (iv) any acquisition by the Company or one or more of its subsidiaries of the capital stock or assets (whether by purchase, merger, consolidation, joint venture formation or other business combination, or otherwise) of any other person or entity that is directly or indirectly engaged in the Business (an "Acquisition" and, together with a Business Combination, an Asset Sale, and an Offering, a "Transaction"). The amount of the Transaction Fee shall be equal to (x) 2% of the "Transaction Amount" (as defined below) in connection with a Business Combination, Asset Sale or Acquisition, and (y) 2% of the net proceeds to the relevant entity in connection with an Offering. "Transaction Amount" as used herein shall mean the total consideration (including cash, securities, notes, property, dividends or other distribution, to stockholders, evidences of indebtedness, all debt, capital leases and preferred securities or interests remaining on the financial statements, other indebtedness, capital leases, preferred securities or interests and other obligations assumed, retired or defeased by the purchaser, and any other form of consideration) paid, payable, contributed or otherwise to be distributed, directly or indirectly, for the assets and/or existing and newly issued stock and/or other ownership interest in connection with the relevant Transaction. Any securities that form part or all of the Transaction Amount will be valued at the quoted public market price or, in the absence of a quoted market price, the fair value thereof, as determined in good faith by the Board of Directors of the Company. The Transaction Amount shall be payable in cash at closing of a Transaction under all circumstances. In the event of a recapitalization, Transaction Amount shall also include, without duplication, the value of cash, notes, property and securities distributed to the entity's stockholders or members. The Transaction Fee will be payable so long as a Transaction is consummated or a definitive agreement providing for a Transaction is entered into at any time during the Initial Term or Renewal Term or within the two (2) year period subsequent to the termination hereof. Notwithstanding anything else herein to the contrary, in lieu of payment thereof by the Company, the Company may cause any of its subsidiaries to pay any Transaction Fee payable to Harvest in connection with a Transaction; provided, that nothing in this sentence shall affect the absolute right of Harvest to be paid such Transaction Fee and the Company shall in all respects remain liable therefor until such obligation is paid in full.

                  (c) Concurrent with, and as a condition to, the closing of any Business Combination or Asset Sale involving the Company, the Company shall pay to Harvest, in a lump sum payment, an amount equal to the aggregate Harvest Fee which would otherwise be payable by the Company through the completion of the then-remaining Initial Term or Renewal Term, as the case may be. It shall be a condition of the Company's making such payment and the payment of any Transaction Fee that this Agreement shall automatically terminate and be of no further force and effect upon the making of each such payment. Notwithstanding anything else herein to the contrary, in lieu of payment thereof by the Company, the Company may cause any of its subsidiaries to pay the amount of any Harvest Fee payable to Harvest pursuant to this Section 3(c); provided, that nothing in this sentence shall affect the absolute right of Harvest to be paid such Harvest Fee and the Company shall in all respects remain liable therefor until such obligation is paid in full.

                  (d) In addition to the fees provided for in Section 3(a), (b) and (c) above, the Company agrees to pay to Harvest a fee in the amount of $5,000,000 (the "Closing Fee") upon consummation of the Merger. The Closing Fee shall be payable in cash upon consummation of the Merger.

                  (e) In addition to the fees to be paid to Harvest under Sections 3(a), 3(b), 3(c) and 3(d), the Company shall pay to, or on behalf of, Harvest, promptly as billed, all reasonable out-of-pocket expenses incurred by Harvest in connection with the Director Services and the Harvest Services rendered hereunder. Such expenses shall include, among other things, reasonable fees and disbursements of counsel, travel expenses, messenger and duplicating services, facsimile expenses and other reasonable and customary expenditures.

                  (f) In addition to the fees otherwise payable hereunder, in consideration of the Director Services provided to the Company by any Harvest Director who is not an employee or director of Harvest, the Company shall pay reasonable and customary director's fees to such Harvest Director, in addition to reimbursing reasonable out-of-pocket expenses (including, but not limited to, travel expenses) of such Harvest Director.

                  4. Term. Subject to the final sentence of Section 3(c) hereof, the term of this Agreement shall commence on the date hereof and shall terminate upon the earlier of (a) August 1, 2003 (such period being referred to herein as the "Initial Term"), unless this Agreement is automatically renewed as provided below in this Section 4, or (b) the date on which this Agreement is terminated for cause as provided in Section 6 below. Notwithstanding the foregoing, commencing on August 1, 2001 and continuing indefinitely thereafter, the term of this Agreement will automatically and immediately be extended for an additional one-year period (each such period being referred to herein as a "Renewal Term") if written notice of termination of this Agreement has not been given by Harvest to the Company. Each Renewal Term shall be deemed to commence immediately after the then-existing last day of the term hereof.

                  5. Right to Engage in Other Activities. The Director Services provided herein are not to be deemed exclusive. Nothing contained herein shall restrict Harvest or any of its shareholders, directors, officers, employees or agents from engaging in any other business or devoting time and attention to the management, investment, involvement or other aspects of any other business, including becoming an officer or director thereof, or rendering services of any kind to any other Company, firm, individual or association.

                  6. Termination for Cause. This Agreement may be terminated for cause by the party whose conduct is not the cause for such termination if (a) either party commits an act of criminal misconduct or gross malfeasance in any material respect of its obligations as set forth herein, or (b) either party files a voluntary petition in bankruptcy or is adjudicated as bankrupt or insolvent, or such party files a petition under any chapter of the United States Bankruptcy Code or any other present or future applicable Federal, state or other statute or law regarding bankruptcy, insolvency or other relief for debtors, or any party seeks, or consents to, or acquiesces in the appointment of, any trustee, receiver, conservator or liquidator of itself or of all or any substantial portion of its property.

                  7. Indemnification. The Company shall (i) indemnify Harvest, its affiliates, and their respective partners, directors, officers, employees, agents and controlling persons and their respective affiliates, and any Harvest Directors (collectively, the "Indemnified Parties"), to the fullest extent permitted by law, from and against any and all losses, claims, damages and liabilities, joint or several, to which any Indemnified Party may become subject, caused by, related to or arising out of the Director Services or the Harvest Services or any other advice or services contemplated by this Agreement or the engagement of Harvest pursuant to, and the performance by any Indemnified Party of the Director Services or the Harvest Services contemplated by, this Agreement, and (ii) promptly reimburse each Indemnified Party for all costs and expenses (including reasonable attorney's fees and expenses), as incurred, in connection with the investigation of, preparation for or defense of any pending or threatened claim or any action or proceeding arising therefrom, whether or not such Indemnified Party is a party and whether or not such claim, action or proceeding is initiated or brought by or on behalf of the Company and whether or not resulting in any liability.

                  8. Limited Liability. The Company agrees that no Indemnified Party shall have any liability (whether direct or indirect, in contract or tort, or otherwise) to the Company, holders of its securities or its creditors related to or arising out of the engagement of Harvest pursuant to, or the performance by any Indemnified Party of the Director Services or the Harvest Services contemplated by, this Agreement, except to the extent that any loss, claim, damage, liability, cost or expense is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted from Harvest's willful misconduct or gross negligence.

                  9. Attorneys' Fees. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the prevailing party, as determined by the court, shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

                  10. Assignment. Neither Harvest nor the Company may assign this Agreement or any of their respective rights or obligations hereunder, except that either of them may assign or transfer this Agreement to any other person who or which acquires all or substantially all of their respective property, business and assets, provided, however, that, in the case of Harvest, this Agreement may be assigned or transferred, in whole or in part, to any affiliate of Harvest, and thereafter references in this Agreement to "Harvest" shall include such affiliate.

                  11. Severability. The invalidity or unenforceability of any provision of this Agreement shall not in any manner or way affect any other provision hereof, and this Agreement shall be construed, if possible, as if amended to conform to legal requirements, failing which it shall be construed as if any such offending provision were omitted.

                  12. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF.

                  13. Entire Agreement. This Agreement constitutes the entire understanding of the parties hereto with respect to the subject matter hereof.

                  14. Binding Nature. Subject to the restrictions on assignability contained herein and the rights and obligations of the Indemnified Parties under Sections 7 and 8 above, each and all of the covenants, terms, conditions, provisions and agreements herein contained shall be binding upon, and inure only to the benefit of, the parties hereto and their respective successors, heirs and permitted assigns.

                  15. Amendment, etc. The provisions of this Agreement may not be amended, waived, modified or changed except by an instrument in writing signed by all of the parties hereto. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

                  16. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original and all of which, when taken together, shall constitute one and the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Management Agreement to be executed by their representatives thereunto duly authorized on the date first above written.

                                 HARVEST PARTNERS, INC., a New York Company



                                 By: /s/ Stephen Eisenstein
                                     -------------------------------------------
                                     Name:      Stephen Eisenstein
                                     Title:



                                 GLOBAL ENERGY EQUIPMENT GROUP,
                                    L.L.C., a Delaware limited liability company



                                 By: /s/ Larry Edwards
                                     -------------------------------------------
                                     Name:
                                     Title: